UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

____________________________

FORM 8-K

____________________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 4, 2024

____________________________

Acutus Medical, Inc.

(Exact name of Registrant as Specified in Its Charter)

____________________________

Delaware	001-39430	45-1306615
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2210 Faraday Ave., Suite 100 Carlsbad, CA	92008
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (442) 232-6080

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

____________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.001	AFIB	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Waiver and Amendment to Credit Agreement and Amendment to Lender Warrants and Warrant Purchase Agreement

On March 4, 2024, Acutus Medical, Inc. (the “Company”) and Deerfield Partners, L.P. and Deerfield Private Design Fund III, L.P. (collectively, the “Lenders”) entered into the Waiver and Amendment No. 3 to Amended and Restated Credit Agreement and Amendment to Lender Warrants and Warrant Purchase Agreement (the “Amendment”) to amend (i) the Amended and Restated Credit Agreement, dated as of June 30, 2022 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Company, the Lenders from time to time party thereto and Wilmington Trust, National Association, as the Administrative Agent, (ii) warrants to purchase the Company’s common stock (the “Lender Warrants”) issued to each Lender on June 30, 2022 and (iii) the Warrant Purchase Agreement, dated as of June 30, 2022, by and among the Company and the Lenders pursuant to which the Lender Warrants were issued (the “Warrant Purchase Agreement”). Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Credit Agreement.

Previously, on February 16, 2024, Biotronik SE & Co. KG and VascoMed GmbH, Germany filed a Demand for Arbitration (the “Demand”) against the Company with the American Arbitration Association, alleging that the Company breached its contractual obligations under five agreements relating to the licensing, manufacturing and distribution of medical devices as a result of the wind down of its businesses, which is more fully described in the Company’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on February 8, 2024. Pursuant to the Amendment, the Lenders have agreed to waive any Default or Event of Default that has arisen or may arise in connection with the Demand.

In addition, pursuant to the Amendment, among other things, (i) the Credit Agreement was amended such that (x) a Change in Control under the Credit Agreement would not be deemed to occur in the event the Company’s common stock ceases to be listed on Nasdaq (without a comparable re-listing) (a “Delisting”) and (y) exposure incurred in excess of $3.0 million in respect of proceedings in relation to the Demand and/or related proceedings and/or between such parties is deemed an Event of Default under the Credit Agreement; (ii) the Lender Warrants were amended to remove the Lenders’ option to require the Company to repurchase the Lender Warrants from the Lenders as a result of a Delisting, and to modify the volatility rate that would be used to calculate the Black-Scholes value of the Lender Warrants that would apply to certain other transactions involving the Company pursuant to the Lender Warrants, and (iii) the Warrant Purchase Agreement was amended to remove the Company’s obligation to take all commercially reasonable actions necessary to cause its common stock to remain listed on Nasdaq at all times during the term of the Lender Warrants.

Except as amended by the Amendment, the remaining terms of the Credit Agreement, Lender Warrants and Warrant Purchase Agreement remain in full force and effect.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Material Relationships

Andrew ElBardissi, a member of the Board of Directors of the Company, is a partner in Deerfield Management Company, L.P., the investment manager of Deerfield Partners, L.P. and Deerfield Private Design Fund III, L.P., the Lenders under the Credit Agreement, parties to the Lender Warrants and Warrant Purchase Agreement and principal stockholders of the Company. Further information regarding the material relationships between the Company, Mr. ElBardissi and the Lenders is set forth in “Certain Relationships and Related Party Transactions” in the Company’s Definitive Proxy Statement on Schedule 14A for the Company’s 2023 Annual Meeting of Stockholders, as filed with the SEC on April 27, 2023, and is incorporated into this Current Report on Form 8-K by reference.

Item 2.04	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit
Number	Description

10.1*	Waiver and Amendment No. 3 to Amended and Restated Credit Agreement and Amendment to Lender Warrants and Warrant Purchase Agreement, dated as of March 4, 2024, by and among the Company and the Lenders party thereto, and acknowledged by Wilmington Trust, National Association, as Administrative Agent
104.0	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*The exhibits to the Amendment have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. The Company will furnish copies of any such exhibits to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Acutus Medical, Inc.

Date: March 4, 2024	By:	/s/ Takeo Mukai
Takeo Mukai
Chief Executive Officer & Chief Financial Officer

4